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Baxter International Inc. and Subsidiaries

                                  Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                                             (unaudited - in millions, except ratios)

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Years ended December 31,                                            2000       1999        1998        1997        1996
                                                                     (B)                    (B)         (B)
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
Income from continuing operations
       before income taxes and cumulative
       effect of accounting change                                $  946     $1,052       $ 493       $ 570       $ 693
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Fixed charges
       Interest costs                                                135        123         152         166          98
       Estimated interest in rentals (A)                              33         30          26          26          24
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Fixed charges as defined                                             168        153         178         192         122
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Adjustments to income
       Interest costs capitalized                                    (14)       (10)         (4)         (6)         (2)
       Losses of less than majority owned
          affiliates, net of dividends                                (2)        (2)         --          --           8
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       Income as adjusted                                         $1,098     $1,193       $ 667       $ 756       $ 821
=======================================================================================================================

Ratio of earnings to fixed charges                                  6.54       7.80        3.75        3.94        6.73
=======================================================================================================================


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Six months ended June 30,                                                                                          2001
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
Income from continuing operations before
       income taxes and cumulative effect
       of accounting change                                                                                       $ 629
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Fixed charges
       Interest costs                                                                                                64
       Estimated interest in rentals (A)                                                                             17
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Fixed charges as defined                                                                                             81
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Adjustments to income
       Interest costs capitalized                                                                                    (8)
       Losses of less than majority-owned
         affiliates, net of dividends                                                                                --
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       Income as adjusted                                                                                         $ 702
=======================================================================================================================
Ratio of earnings to fixed charges                                                                                 8.67
=======================================================================================================================
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(A)  Represents the estimated interest portion of rents.

(B) Excluding the following significant unusual charges, the ratio of earnings to fixed charges was 8.24, 6.08, and 5.08 in 2000, 1998, and 1997, respectively.

     2000: $286 million charge for in-process research and development and acquisition-related costs.

     1998: $116 million in-process research and development charge, $178 million net litigation charge, $122 million exit and reorganization costs charge.

     1997:  $220 million in-process research and development charge.